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                         APPROVED AS OF AUGUST 27, 1996




                        MEDIUM-TERM PERFORMANCE PLAN FOR

                              SENIOR MANAGEMENT OF

                                   OpTel, Inc.

                                AND SUBSIDIARIES
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PLAN OBJECTIVE

The objective of the Plan is to encourage Senior Management of OpTel, Inc. to take such decisions and measures as are needed to achieve and exceed the objectives defined in the strategic annual business plans of OpTel, Inc., to compensate them on the basis of the results obtained over a three-year period and, where these results justify such action, to provide a total compensation package that is competitive when compared to market.

DEFINITIONS

The following definitions are applicable for the purposes of the present Plan:

"Base salary" means such compensation that is earned for services rendered to the Corporation, but not including bonuses, fees, director's fees, or incentives;

"Board" means the OpTel, Inc. Board of Directors;

"Committee" means the compensation committee of the OpTel, Inc. Board;

"Corporation" means OpTel, Inc.

"EDITDA" means the consolidated earnings of the Corporation and its subsidiaries before interest, taxes, depreciation and amortization, calculated in accordance with the Corporations's accounting practices.

"Officer" means any member of the Senior Management of OpTel, Inc. designated by the Committee as an officer.

"Plan" means the medium-term performance plan for Senior Management of OpTel, Inc.

"Senior Management" of OpTel, Inc. means the CEO, COO and Vice Presidents reporting directly to the CEO or COO.

"Total and permanent disability" means that the Officer is, in the opinion of the Committee and on medical advice, unable to fulfill his/her functions for a prolonged period of time and that there is no indication that in the long term the said Officer will be able to take up his/her work again;

ADMINISTRATION

The Plan is administered by the Committee which has decision-making authority with respect to determining:

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-        which Officers participate in the Plan;

- performance levels (threshold, acceptable, targeted, superior, exceptional) used to determine the performance award;

-        performance factors used to determine the performance award;

-        performance award payment methods;

- provisions applicable in cases of resignation, dismissal, Retirement, disablement or death of an officer;

- all other rules or provisions required for the administration of the Plan.

PERFORMANCE CYCLE

An Officer may earn a performance award based on his/her performance over a cycle of three consecutive years.

The first performance cycle begins on September 1, 1996 and a new cycle will begin each year so that it will be possible for the Officer to receive a performance award every year as of the end of the first cycle.

PERFORMANCE

The performance criteria used to determine the performance award payable to OpTel, Inc. Officers are defined according to the EBITDA objectives applicable to OpTel, Inc.

The objectives are approved by the Committee at the beginning of each cycle and based on the strategic business plans of OpTel, Inc.

MEASUREMENT OF PERFORMANCE AND PERFORMANCE FACTORS

The performance of Officers is measured two-dimensionally:

-        the creation of nominal EBITDA during the performance cycle; and

-        the growth of the EBITDA added during the performance cycle.

Five performance levels are determined within each dimension, resulting in a performance factor matrix. This matrix establishes a performance threshold that corresponds to a zero performance factor and an exceptional performance level that corresponds to a performance factor of 2.5.

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-        creation of EBITDA

         The performance levels related to this dimension are expressed as a nominal value and correspond to the sum of the EBITDA that has been earned during the performance cycle.

         Where a performance is located somewhere between two levels, the performance factor is established on a pro rata basis.

         At the beginning of each cycle, the required level of EBITDA added is approved by the Committee for each performance level: threshold, acceptable, target, superior, exceptional. These levels will remain unchanged during the whole cycle unless the Committee determines that certain changes are appropriate. Once approved by the Committee, these changes must be documented (reasons for changes and revised objectives). For example, major changes to the Corporation's investment plans might be considered as circumstances justifying such changes.

-        growth of the EBITDA.

         The levels of performance relative to this dimension are established on the basis of the following points system:

         If                         #point           otherwise         #point
         A is greater than 0        +1                                 -1
         B is greater than 0        +1                                 -1
         A+B is greater than 0      +1                                 -1
         B is greater than A        +1                                 -1

where:

         A=

         Variation in the nominal EBITDA added between the second and first year of the performance cycle.

         B=

         Variation in the nominal EBITDA added between the third and second year of the performance cycle.


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The performance factor matrix that incorporates the two performance measurement dimensions is as follows:

==========================================================================================================================
                                                Creation of economic value:

                                              (Cumulative EBITDA over 3 years)
==========================================================================================================================
                                Threshold            Acceptable           Target           Superior            Exceptional
==========================================================================================================================
Growth in         4               .25                  1.25                 1.5              2.00                  2.50
              ------------------------------------------------------------------------------------------------------------
the EBITDA        3                0                   1.00                1.25              1.50                  2.0
              ------------------------------------------------------------------------------------------------------------
(number of        2                0                    .75                1.00              1.25                  1.50
              ------------------------------------------------------------------------------------------------------------
points)           1                0                    .50                 .75              1.00                  1.25
              ------------------------------------------------------------------------------------------------------------
                0 or               0                     0                  .5                .75                  1.00
                less
==========================================================================================================================

A matrix presenting different performance factors may be approved at the beginning of the cycle, if the Committee deems this appropriate.

LEVEL OF PERFORMANCE

The target performance award is 20% of the annual Base salary in force at the beginning of the last year of the performance cycle.

DETERMINATION OF THE PERFORMANCE AWARD

The performance award is determined at the end of the performance cycle and depends on the extent to which the objectives determined at the beginning of the cycle have been achieved, using the following formula:

         Performance award = SAL X 20% X FAC

         where:

         SAL = Annual Base salary in force on September 1 of the last year of the cycle.

         FAC = Performance factor defined on the basis of the performance factor matrix.

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PAYMENT OF THE PERFORMANCE AWARD

The performance award earned for a given cycle is paid in cash after the end of the cycle and after statutory deductions, as soon as the financial results of the Corporation are known and approved by the Board and the EVC measures are calculated, in compliance with the Committee's recommendations.

TERMINATION OF EMPLOYMENT, RETIREMENT AND DISABILITY

         Resignation or dismissal

         If the Officer voluntarily resigns or if his/her employment is terminated by the Corporation for cause or for any other reason linked to his/her performance (dismissal), the Officer forfeits all performance awards with respect to cycles that have not been completed at the date of termination of employment, unless the Committee decides otherwise, in which case the performance award is determined at the discretion of the Committee.

         Resignation triggered by the Corporation, Retirement or disability

         If the resignation of the Officer is triggered by the Corporation or if his/her employment is terminated following Retirement or if the Officer suffers from Total and permanent disability, the Officer ceases to participate in the Plan and the performance awards with respect to the incomplete cycles are determined as follows:

                  If the event (resignation triggered by the Corporation, Retirement or disability) takes effect during the first year of the cycle, no performance award is paid for that cycle.

                  If the event takes place during the second or third year of the cycle, eligibility for a performance award with respect to these cycles shall continue to be applicable and the performance awards are determined at the end of the respective cycles as if the Officer had continued to participate in the Plan until the end of the said cycles.

         Death

         If the Officer dies during the first year of a cycle, no performance award is paid for that cycle.

         If the Officer dies in the second or third year of a cycle, the performance awards for these cycles are determined at the end of the year in which the Officer died, and are based on the performance realized over the two or three-year cycle, as the case may be. The performance factor matrix where performance levels are redefined for a

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         two-year period. The performance achieved over the three-year period continues to be determined on the basis of the performance factor matrix set up at the beginning of the cycle. In order to accelerate payment of the award, the results of a cycle may be estimated.

         If the Officer dies subsequent to a resignation triggered by the Corporation, or after Retirement, or after the beginning of a period of Total and permanent disability, the same rules as those provided for under the sub-heading "Resignation triggered by the Corporation, Retirement or disability" apply.

NEW PARTICIPANT

If an Officer begins to participate in the Plan during the first six months of an ongoing cycle, his/her participation in the said cycle shall be presumed to have begun on the first day of the cycle in question.

If an Officer becomes a participant in the Plan during the last six months of the first year of an ongoing cycle, his participation is deferred until the beginning of the following cycle.

IMPLEMENTATION

The CEO of OpTel, Inc. shall:

         prior to August 31 of each year, provide the Committee with the list of Officers participating in the Plan for the three-year cycle that begins on the following September 1 and the performance levels (threshold, acceptable, target, superior, exceptional) used to determine the performance award relative to the three-year cycle beginning on the following September 1.

The Committee shall:

         prior to September 30 of each year, approve the list of Officers enrolled in the Plan and the performance levels used to determine the performance award for the three-year cycle beginning on the following September 1.

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Amendment and cancellation

The Committee may at any time and where necessary amend, suspend or cancel the Plan, in whole or in part. No amendment, suspension or cancellation of the Plan shall impact negatively on the rights accrued under the terms of the plan.

Non-assignability and non-transferability

No right vested in the Officer with regard to his/her participation in the Plan shall be assigned or transferred by the Officer, except for such sums as are earned upon death under the terms of a will or under the terms of the legal provisions governing estates.

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Performance levels of EBITDA for Medium Term Performance Plan First Cycle -
F97-99


Performance Level                    Amount
-----------------                    ------
Threshold                         $36,800,000
Acceptable                         39,100,000
Target                             41,400,000
Superior                           46,000,000
Exceptional                        54,600,000

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